Exhibit 99.1

                 JoS. A. Bank Clothiers' Third Quarter
                   Earnings Per Share Increase 45%

    HAMPSTEAD, Md.--(BUSINESS WIRE)--Dec. 5, 2005--JoS. A. Bank Clothiers, Inc. (Nasdaq National Market: "JOSB") announced net income of $4.7 million for the fiscal third quarter ended October 29, 2005, as compared with net income of $3.2 million in the third quarter of the previous fiscal year. Earnings per share increased 45% to $0.32 in the third quarter of fiscal 2005, as compared with $0.22 in the third quarter of fiscal 2004, representing another record quarter of profitability.
    For the first nine months of fiscal 2005, net income increased to $16.7 million, as compared with $11.9 million in the first nine months of fiscal 2004, and earnings per share rose 38% to $1.16 for the first nine months of fiscal 2005, as compared with $0.84 in the corresponding period of the previous fiscal year.
    A conference call to discuss this earnings press release is scheduled for today, December 5, 2005, at 11:00 a.m. Eastern Time
(EST). To participate in the call today, please dial (877) 209-0397 or (International) (612) 332-0819, at least five minutes before 11:00 a.m. EST. A replay of the conference call will be available after 2:30 p.m. EST today until 11:59 p.m. on December 12, 2005, by dialing (USA)
(800) 475-6701 or (International) (302) 365-3844. The access code for the replay will be 805365.
    Total sales for the fiscal third quarter ended October 29, 2005 increased 27.8% to $105.6 million, as compared with $82.6 million in the same period in fiscal 2004. For the third quarter of fiscal 2005, comparable store sales increased 14.1%, while combined catalog and Internet sales increased 22.6% as compared with the third quarter of fiscal 2004. Total sales for the nine months ended October 29, 2005 increased 23.0% to $300.8 million, as compared with $244.6 million in the same period in fiscal 2004. For the first nine months of fiscal 2005, comparable store sales increased 7.7%, while combined catalog and Internet sales rose 24.1%, as compared with the prior year period.
    All earnings per share amounts noted in this news release represent diluted earnings per share adjusted for two stock dividends that were distributed to stockholders in fiscal 2004. The fiscal 2004 earnings per share amounts included in this news release give effect to the restatement of the Company's financial statements to reflect the revision of the Company's historical practices of accounting for lease transactions as discussed in the Company's Annual Report on Form 10-K for the year ended January 29, 2005.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 316 stores in 39 states and the District of Columbia, a nationwide catalog, and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq National Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the market price of key raw materials such as wool and cotton, the ability to source product from its global supplier base, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores and the Company's ability to negotiate favorable lease terms, and other competitive factors. Other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 29, 2005. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates, and assumes no obligation to update any of the forward-looking statements. These risks should be carefully reviewed before making any investment decision.


             JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
              Condensed Consolidated Statements of Income
                 (In thousands except per share data)
                              (Unaudited)


                         Three Months Ended       Nine Months Ended
                       ----------------------- -----------------------
                       October 30, October 29, October 30, October 29,
                           2004        2005        2004        2005
                       ----------- ----------- ----------- -----------
                          (As                     (As
                        Restated)               Restated)

Net sales              $   82,634  $  105,639  $  244,557  $  300,802
Cost of goods sold         34,094      42,167      97,871     115,539
                       ----------- ----------- ----------- -----------
Gross Profit               48,540      63,472     146,686     185,263
                       ----------- ----------- ----------- -----------

Operating expenses:
   Sales and marketing     34,616      43,269      97,544     123,643
   General and
    administrative          8,436      11,468      27,273      31,487
   Store opening costs        346         189         846         408
                       ----------- ----------- ----------- -----------
Total operating
 expenses                  43,398      54,926     125,663     155,538
                       ----------- ----------- ----------- -----------

Operating income            5,142       8,546      21,023      29,725

Interest expense, net         449         637       1,363       1,302
                       ----------- ----------- ----------- -----------

Income before
 provision for income
 taxes                      4,693       7,909      19,660      28,423
Provision for income
 taxes                      1,491       3,257       7,755      11,695
                       ----------- ----------- ----------- -----------

Net income             $    3,202  $    4,652  $   11,905  $   16,728
                       =========== =========== =========== ===========

Earnings per share:
Net income per share:
   Basic               $     0.24  $     0.34  $     0.89  $     1.23
   Diluted             $     0.22  $     0.32  $     0.84  $     1.16
Weighted average
 shares outstanding:
   Basic                   13,395      13,681      13,324      13,573
   Diluted                 14,285      14,460      14,231      14,394


Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our Condensed Consolidated Unaudited Financial Statements (for the three and nine months ended October 30, 2004 and October 29, 2005) and do not include the Notes, which are considered an integral part thereof. The Company expects to file the Condensed Consolidated Unaudited Financial Statements in its Quarterly Report on Form 10-Q, on or about December 5, 2005. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 29, 2005, as well as the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005.



             JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Balance Sheets
                            (In Thousands)
                              (Unaudited)


                                   October 30, January 29, October 29,
                                       2004        2005        2005
                                   ----------- ----------- -----------
                                      (As
                                    Restated)
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents       $    1,252  $    1,425  $    1,532
   Accounts receivable, net             6,059       4,798       8,047
   Inventories:
     Raw materials                      7,727       8,550       8,490
     Finished goods                   123,764     119,143     182,142
                                   ----------- ----------- -----------
     Total inventories                131,491     127,693     190,632
   Prepaid expenses and other
    current assets                     15,837      11,892      11,534
   Deferred income taxes                   --         893          --
                                   ----------- ----------- -----------
     Total current assets             154,639     146,701     211,745
                                   ----------- ----------- -----------

NONCURRENT ASSETS:
   Property, plant and equipment,
    net                                76,356      83,621      97,728
   Other noncurrent assets              1,043       1,508         572
   Deferred income taxes                2,700          --          --
                                   ----------- ----------- -----------
     Total assets                  $  234,738  $  231,830  $  310,045
                                   =========== =========== ===========

LIABILITIES AND STOCKHOLDERS'
 EQUITY

CURRENT LIABILITIES:
   Accounts payable                $   29,687  $   40,133  $   37,631
   Accrued expenses                    32,447      37,505      43,176
   Current portion of long-term
    debt                                  912         917         948
   Deferred tax liability -
    current                             2,332          --       6,893
                                   ----------- ----------- -----------
     Total current liabilities         65,378      78,555      88,648

NONCURRENT LIABILITIES:
   Long-term debt, net of current
    portion                            39,773       5,942      49,778
   Noncurrent lease obligations        28,655      30,318      32,768
   Deferred tax liability -
    noncurrent                             --       1,753       1,639
   Other noncurrent liabilities            --         938       1,112
                                   ----------- ----------- -----------
     Total liabilities                133,806     117,506     173,945
                                   ----------- ----------- -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock                           124         124         127
   Additional paid-in capital          66,778      67,594      72,639
   Retained earnings                   39,088      51,664      68,392
                                   ----------- ----------- -----------
                                      105,990     119,382     141,158
   Treasury stock                      (5,058)     (5,058)     (5,058)
                                   ----------- ----------- -----------
     Total stockholders' equity       100,932     114,324     136,100
                                   ----------- ----------- -----------
     Total liabilities and
      stockholders' equity         $  234,738  $  231,830  $  310,045
                                   =========== =========== ===========


Note: The foregoing unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Unaudited Financial Statements (for the nine months ended October 30, 2004 and October
29, 2005 and the year ended January 29, 2005) and do not include the Notes, which are considered an integral part thereof. The Company expects to file the Condensed Consolidated Unaudited Financial Statements in its Quarterly Report on Form 10-Q, on or about December 5, 2005. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 29, 2005, as well as the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005.



             JOS. A. BANK CLOTHIERS, INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Cash Flows
                            (In Thousands)
                              (Unaudited)

                                                 Nine Months Ended
                                              ------------------------
                                              October 30,  October 29,
                                                  2004         2005
                                              ------------ -----------
                                                  (As
                                                Restated)
Cash flows from operating activities:
  Net income                                  $    11,905  $   16,728
  Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
   Increase (decrease) in deferred income
    taxes                                             678       7,672
   Depreciation and amortization                    7,497       9,460
   Loss on disposals of plant and equipment            --          24
   Income tax benefit from exercise of stock
    options                                            --       3,749
   Net increase in operating working capital      (12,168)    (64,636)
                                              ------------ -----------

     Net cash provided by (used in) operating
      activities                                    7,912     (27,003)
                                              ------------ -----------

Cash flows from investing activities:
   Capital expenditures                           (21,781)    (18,056)
   Proceeds from disposal of assets                   851          --
                                              ------------ -----------

     Net cash used in investing activities        (20,930)    (18,056)
                                              ------------ -----------

Cash flows from financing activities:
   Borrowings under long-term Credit
    Agreement                                      75,377      92,731
   Repayments under long-term Credit
    Agreement                                     (62,374)    (48,186)
   Repayment of other long-term debt               (2,181)       (678)
   Net proceeds from issuance of common stock       2,573       1,299
                                              ------------ -----------

     Net cash provided by financing
      activities                                   13,395      45,166
                                              ------------ -----------

Net decrease in cash and cash equivalents             377         107

Cash and cash equivalents - beginning of
 period                                               875       1,425
                                              ------------ -----------

Cash and cash equivalents - end of period     $     1,252  $    1,532
                                              ============ ===========


Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our Condensed Consolidated Unaudited Financial Statements (for the nine months ended October 30, 2004 and October 29, 2005) and do not include the Notes, which are considered an integral part thereof. The Company expects to file the Condensed Consolidated Unaudited Financial Statements in its Quarterly Report on Form 10-Q, on or about December 5, 2005. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 29, 2005, as well as the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005.




    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman, EVP/CFO, 410-239-5715
             or
             RJ Falkner and Company, Inc.
             Investor Relations Counsel
             R. Jerry Falkner, CFA
             800-377-9893

             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com